Exhibit 99.1

JetPay Announces Registration of Shares

Registration of Approximately 11 Million Shares Effective Today

Berwyn, PA –September 19, 2013 – JetPay Corporation (“JetPay” or the “Company”) (NASDAQ: Common Stock: "JTPY"), announced today the effectiveness of a Registration Statement on Form S-3 covering approximately 11 million shares of its common stock. Beginning today, approximately 10 million of such shares, including those resulting from the conversion of warrants on December 28, 2012 previously issued by the Company, are now eligible for public trading, subject to any other trading restrictions.

Bipin C. Shah, Chairman and Chief Executive Officer of JetPay, commented: “This is a very exciting time for JetPay. We have achieved our first goal of acquiring secure, scalable debit and credit card processing and payroll platforms, both with solid customer bases that vertically integrate our financial services to small businesses.” Shah added, “Now with this registration of shares, we anticipate a more active trading of our stock in the public marketplace.”

Stockholders seeking to trade their shares should contact Michael Mullings at Continental Stock Transfer & Trust Company (“Continental”), JetPay’s stock transfer agent, in order to remove the restricted legend from any shares held by such stockholder. In order for any restricted legend to be removed, the shares will need to be listed alongside such stockholder’s name in the ”Selling Stockholders” table in the recently filed Prospectus that is part of the Registration Statement. The removal of the restrictive legends will allow the stockholders to trade their shares on the open market. Any stockholders with restricted shares who were not listed in the Prospectus should contact the Company to be included in a future filing. The Prospectus, containing this stockholder table, can be found at www.sec.gov, or can be accessed via the JetPay web site at www.jetpaycorp.com under “News.”

Contact Information:
At the Company	-OR-	Media Inquiries
JetPay Corporation		Joan Wurzel
Peter Davidson		Director of Corporate Communications
Vice Chairman		JetPay Corporation
(484) 324 7982		610-747-0256
peter.davidson@jetpaycorp.com		Joan.Wurzel@jetpaycorp,com

JetPay Announces Registration of Shares

About JetPay Corporation

JetPay is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing and other financial transactions. JetPay provides a one vendor solution for payment services, debit and credit card processing, ACH services, and payroll and tax processing needs of businesses throughout the U.S. The company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. Its vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based recurring payments. Please visit www.jetpaycorp.com, www.jetpay.com, and www.jetpaypayroll.com for more information.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, those described under the heading “Risk Factors” in JetPay’ latest amended 10-Q for the quarter ended June 30, 2013.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

###

2